Exhibit 10.37

EXECUTION COPY

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”), effective as of November 23, 2010 (the “Effective Date”), is by and between ENERGY INFRASTRUCTURE ALLIANCE OF AMERICA, L.L.C., a Delaware limited liability company (the “Manager”), ELECTRIC INFRASTRUCTURE ALLIANCE OF AMERICA, L.L.C., a Delaware limited liability company which intends to elect to be taxed as a REIT (as defined below) for U.S. federal income tax purposes (the “Company”), and ELECTRIC INFRASTRUCTURE ALLIANCE OF AMERICA, L.P., a Delaware limited partnership (the “Operating Partnership”; together with the Company, the “Licensees”).

WHEREAS, the Manager and the Licensees have entered into a Management Agreement as of the Effective Date (the “Management Agreement”) pursuant to which the Manager shall perform certain management services for the Licensees; and

WHEREAS, the Manager is willing to grant to the Licensees a non-exclusive license to use the Licensed Intellectual Property (as defined below) within the Business (as defined below) in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

“Affiliate” with regard to a Person, means a Person that controls, is controlled by, or is under common control with such original Person. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the Preamble.

“Business” means (i) the development, construction, acquisition, ownership, disposition of, or other activities related to investment in, Electric Systems Projects by any EIAA Investment Vehicle or any of its Subsidiaries and (ii) the qualification of the Company or any EIAA Parallel REIT for U.S. federal income tax purposes as a REIT.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to be closed.

“Company” has the meaning set forth in the Preamble.

“Company Agreement” means the Amended and Restated Agreement of Limited Liability Company Agreement of the Company, dated November 23, 2010, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Confidential Information” means the Licensed Intellectual Property, including, without limitation, all methods and concepts utilized therein and any notes, memoranda, summaries, analyses, and compilations thereof, and other writings based thereon. Notwithstanding the foregoing, Confidential Information shall not include (a) any Company Data (as defined in the Management Agreement) and (b) any particular information if and to the extent the Licensees can demonstrate by reasonable proof that such information (i) was, at the time of disclosure to the Licensees, already known to the Licensees, (ii) was at the time of disclosure to the Licensees, or subsequently became, through no act, omission or fault of the Licensees or their respective affiliates or personnel, publicly available, (iii) was, after disclosure to the Licensees, lawfully and independently received by the Licensees from a third party who, to the best of the Licensees’ knowledge, had the right to disclose it without restriction or (iv) was independently developed by the Licensees, or for the Licensees (other than by the Manager or its Affiliates that are not Licensees), without use of or reference to Confidential Information; provided, however, that, for purposes of the preceding clause (b), any combination of information shall not be deemed to be “publicly available” or “already known to the Licensees” for purposes hereof (and, therefore, not be considered Confidential Information hereunder) as a result of the individual elements or components of such information being generally disclosed, published or otherwise discussed in the public domain (absent such elements and/or components being publicly available or otherwise known by the Licensees in the specific combination and applying the particular methodology devised by the Manager or its Affiliates in the creation of the Licensed Intellectual Property).

“Created” has the meaning set forth in Section 2.3.

“Effective Date” has the meaning set forth in the Preamble.

“EIAA Investment Vehicle” means each of the Company, the Operating Partnership, any EIAA Parallel REIT and any EIAA Parallel Partnership.

“EIAA Parallel Partnership” means any limited partnership other than the Operating Partnership which has been formed to acquire, develop, construct, own or dispose of one or more Electric Systems Projects in which some or all of the same investors who are party to the Company Agreement, directly or indirectly, hold equity interests.

“EIAA Parallel REIT” means each REIT formed to act as general partner of, and invest in, an EIAA Parallel Partnership.

“Electric Systems Project” means a business, project or assets relating primarily to (i) the transmission or distribution of electricity, or (ii) a vertically integrated electric utility.

“Entity” means any partnership, limited partnership, proprietorship, corporation, joint venture, joint stock company, limited liability company, limited liability partnership, business trust, estate, governmental entity, cooperative, association or other foreign or domestic enterprise.

“Equity Interests” means any shares of capital stock, membership interests, partnership interests, or other equity interests and options or warrants to acquire, or securities convertible into, capital stock, membership interests, partnership interests, or other equity securities of an Entity.

“Governmental Authority” means the government of any nation, state, province or other political subdivision thereof or any other such person or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Securities Valuation Office of the National Association of Insurance Commissioners or any similar or successor authority.

“Improvements” means, individually and collectively, all discoveries, inventions, know-how, techniques, methodologies, modifications, improvements, works of authorship, designs and data (whether or not protectable under patent, copyright, trade secrecy or similar laws) relating to additions, developments, enhancements, updates and other changes in or to the Licensed Intellectual Property.

“Intellectual Property Rights” means, in any and all jurisdictions throughout the world, all (a) inventions and discoveries (whether or not patentable or reduced to practice), patents, patent applications, invention disclosures, industrial designs, mask works and statutory invention registrations, (b) trademarks, service marks, domain names, trade dress, trade names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill symbolized thereby or associated therewith, (c) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, registrations, applications, renewals and extensions therefor, and any and all rights associated therewith, (d) confidential and proprietary information, including trade secrets, know how and invention rights, (e) rights of privacy and publicity, (f) database rights, and (g) any and all other proprietary rights.

“Licensed Intellectual Property” means the Intellectual Property Rights of the Manager used in the Business and set forth on Schedule A.

“Licensees” has the meaning set forth in the Preamble.

“Management Agreement” has the meaning set forth in the Recitals.

“Manager” has the meaning set forth in the Preamble.

“Master Agreement” means the Electric Infrastructure Alliance of America Master Securityholders’ Agreement, dated November 23, 2010, by and among, the Operating Partnership, the Company, Hunt EIAA, L.L.C. and the other investors who are signatories thereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Operating Partnership” has the meaning set forth in the Preamble.

“Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other Entity.

“REIT” means a real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other Entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding Equity Interests is owned, directly or indirectly, by such Person.

2. Grant of Rights.

2.1 License. In consideration of the amounts payable by the Operating Partnership to the Manager under the Management Agreement and of the mutual covenants and agreements contained herein and in the Management Agreement, the Manager hereby grants to the Licensees, and the Licensees hereby accept, a worldwide, perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up right and license to use, reproduce, enhance, create adaptations or derivative works from, further develop, modify, customize, all through any medium now known or hereinafter invented, and otherwise exploit the Licensed Intellectual Property solely for the Licensees’ (for themselves and on behalf of their respective

Subsidiaries’) internal use within the Business and otherwise in accordance with the terms of this Agreement. To the extent any Subsidiaries of the Licensees are given access to Confidential Information, the Licensees shall (a) cause such Subsidiaries to comply with the terms of this Agreement, and (b) be responsible and liable for any failure of such Subsidiaries to so comply. The Licensees shall not have the right to grant sublicenses to the Licensed Intellectual Property.

2.2 EIAA Parallel REITs and EIAA Parallel Partnerships. If an EIAA Parallel REIT or an EIAA Parallel Partnership is formed during the term of the Management Agreement in accordance with the Master Agreement, then such EIAA Parallel REIT or EIAA Parallel Partnership, as the case may be, at the time of such entity’s formation, shall be added as an additional “Licensee” under this Agreement upon its execution of a joinder to this Agreement in form and substance reasonably satisfactory to the Manager.

2.3 No Transfer of Ownership. This Agreement does not convey to the Licensees any ownership rights in or to any Licensed Intellectual Property by implication, estoppel or otherwise. As between the parties hereto, the Licensed Intellectual Property, and any Improvements conceived, discovered, developed, created or reduced to practice or fixed in a tangible medium of expression (collectively, “Created”) by one or more employees, consultants, sublicensees or direct and indirect equity holders of the Manager shall be the sole and exclusive property of the Manager. The Licensed Intellectual Property includes any Improvements owned by the Manager that may be Created prior to the termination or expiration of the Management Agreement, but does not include, and no license is granted to the Licensees with respect to, any Improvements that may be Created at any time on or after the termination or expiration of the Management Agreement.

2.4 Licensee Improvements. In the event that any of the Licensees has rights in any Improvements Created at any time prior to the termination or expiration of the Management Agreement, such Licensee shall and hereby does grant to the Manager and its Affiliates a worldwide, perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up right and license, with the right to grant sublicenses, to use and reproduce, enhance, create adaptations or derivative works from, further develop, enhance, modify, customize, all through any medium now known or hereinafter invented, and otherwise exploit such Improvements. Prior to the termination or expiration of the Management Agreement, the Licensees shall disclose to the Manager within a reasonable time period all such Improvements as they are Created.

3. Warranties; Disclaimer of Warranties. The Manager represents and warrants to the Licensees, as of the date hereof, that: (a) to the knowledge of the Manager, the Manager has the right to grant to the Licensees the license to the Licensed Intellectual Property pursuant hereto and the Licensed Intellectual Property is free of all liens or encumbrances, or third party claims that would prevent the Licensees’ permitted use thereof as set forth herein; and (b) to the knowledge of the Manager, the Licensed Intellectual Property does not infringe or misappropriate a third party’s Intellectual Property Rights. EXCEPT AS PROVIDED ABOVE, THE LICENSED INTELLECTUAL PROPERTY, INCLUDING IF APPLICABLE ANY IMPROVEMENTS HEREAFTER DEVELOPED OR OTHERWISE CREATED BY THE MANAGER, IS PROVIDED “AS IS”, AND ALL CONDITIONS, REPRESENTATIONS, AND WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE (EVEN IF INFORMED OF SUCH PURPOSE), VALIDITY, NON-INFRINGEMENT, TITLE, OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED EXCEPT TO THE EXTENT SUCH EXCLUSION IS PROHIBITED BY APPLICABLE LAW. NO REPRESENTATION OR WARRANTY IS MADE REGARDING THE RESULTS OF ANY LICENSED INTELLECTUAL PROPERTY, INCLUDING IF APPLICABLE ANY IMPROVEMENTS HEREAFTER DEVELOPED OR OTHERWISE CREATED BY THE MANAGER, OR THAT THE LICENSED INTELLECTUAL PROPERTY, INCLUDING IF APPLICABLE ANY IMPROVEMENTS HEREAFTER DEVELOPED OR OTHERWISE CREATED BY THE MANAGER, SHALL MEET THE LICENSEES’ REQUIREMENTS.

4. Limitation of Liability. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR ANY LOST REVENUE, LOST PROFITS, DAMAGE TO REPUTATION, BUSINESS INTERRUPTION, OR ANY OTHER INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY OR ANY SIMILAR TYPE OF DAMAGES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE USE OR THE INABILITY TO USE THE LICENSED INTELLECTUAL PROPERTY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THE FOREGOING LIMITATION ON LIABILITY WILL NOT APPLY TO (A) A KNOWING AND INTENTIONAL BREACH OF SECTION 5 (CONFIDENTIALITY) BY A LICENSEE OR ITS AGENTS OR (B) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

5. Confidentiality. Confidential Information shall remain the sole property of the Manager. Each Licensee will use the same care and discretion to avoid disclosure, publication or dissemination of any Confidential Information licensed or provided to it under this Agreement as such Licensee uses with its own confidential information that it does not wish to disclose, publish or disseminate (but in no event less than a reasonable degree of care). Each Licensee will use the Confidential Information only in accordance with this Agreement and for purposes that are reasonably related to the Business. A Licensee may disclose Confidential Information to any employees, affiliates, contractors, consultants, attorneys, auditors and other third parties acting on its behalf (each, an “Agent”) that have a need to know and are obligated to maintain the confidentiality of the Confidential Information upon provisions similar to those contained in this Agreement. Each Licensee will ensure that those Agents who are given access to any of the Confidential Information have been informed of the provisions of this Agreement and have agreed to comply with all of its provisions. The Licensees will be responsible for any breach of this Agreement by its Agents (which shall be understood to not include the Manager); provided that a Licensee or any of its Agents may disclose Confidential Information to the extent that such Licensee or Agent (i) is required by applicable law, by any rule, regulation, order or directive of a regular auditor or a Governmental Authority or by legal process to disclose such Confidential Information, in which event (excluding any ordinary course inspection or examination of an Agent by a regular auditor or a Governmental Authority unrelated to the Licensees or any of their respective Subsidiaries or any ordinary course information filing by an Agent with a Governmental Authority) the Licensees shall, unless not permitted by applicable law, provide the Manager with prompt notice of such requirement so that the Manager may seek, at its cost and expense, an appropriate protective order or other appropriate remedy or take reasonable steps to resist or narrow the scope of such request or legal process or (ii) receives the prior written consent of the Manager. The Licensees shall promptly notify the Manager of any actual or threatened breach of these confidentiality provisions or infringement or misappropriation of the Licensed Intellectual Property of which the Licensees have knowledge, and the Licensees shall reasonably cooperate with the Manager in connection therewith. Notwithstanding anything in this Agreement to the contrary, each Licensee (and each Agent of a Licensee) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Company or any EIAA Parallel REIT or any transactions undertaken by any Licensee or its Subsidiaries, except to the extent maintaining confidentiality is necessary to comply with any U.S. federal, state or foreign securities laws, it being understood and agreed that, for this purpose, (a) the name of, or any other identifying information regarding, any Licensee or any investor in any Licensee (or any Subsidiary thereof), or any investment or transaction entered into by any Licensee or its Subsidiaries or (b) any performance or other information relating to any Licensee or its Subsidiaries does not constitute such tax treatment or tax structure information. If the disclosure of tax treatment or tax structure information or information regarding the transactions undertaken by a Licensee or its Subsidiaries described in the preceding sentence is made to a Person other than a Governmental Authority, such Licensee shall provide the Manager with prompt notice of such disclosure.

6. Breach. If a party hereto commits a breach of this Agreement, the other party may seek injunctive relief or other appropriate remedies (without the requirement of posting bond) restraining the breaching party from further breaches and compelling compliance with the provisions of this Agreement. The Manager shall not, under any circumstances (including bankruptcy or insolvency of any of the Licensees), terminate this Agreement. Without limiting the preceding sentence, in the event of any breach of this Agreement by the Licensees, the Licensees shall continue to have the benefit of the license granted pursuant to this Agreement, it being understood that the Manager may not terminate this Agreement in such case, but may exercise all other remedies available to it at law or in equity, including, without limitation, seeking specific performance or other equitable remedies and/or monetary damages. Each party hereto acknowledges that the other’s businesses are unique and recognizes and affirms that in the event of a breach of this Agreement by a party hereto, money damages may be inadequate and the other party may have no adequate remedy at law. Accordingly, the parties hereto agree that the other party shall have the right to enforce its rights and the other’s obligations hereunder not only by an action or actions for damages but also by an action or actions seeking specific performance, injunctive, and/or other equitable relief, in each case, without the requirement of posting a bond or proving actual damages.

7. Term. This Agreement shall commence as of the Effective Date and shall remain in effect in perpetuity with respect to the Licensed Intellectual Property, and with respect to any patents issued on the Licensed Intellectual Property, until the expiration of the term of the last-to-expire of the patent rights within such Licensed Intellectual Property (including any extension to any such patent rights). Without limiting the foregoing, the Manager shall not have the right to terminate this Agreement under any circumstances, including the bankruptcy or insolvency of the Licensees.

8. Miscellaneous.

8.1 Relationship of Parties. For the purposes of this Agreement, each party hereto shall be, and shall be deemed to be, an independent contractor and not an agent, partner, joint venturer, representative or employee of any other party. No party hereto shall have authority to make any statements, representations, compromise of rights or commitments of any kind, assume or create any obligations, or to accept process for or take any other action which shall be binding on any other party hereto, except as may be explicitly provided for herein or in the Management Agreement or authorized in writing by such other party.

8.2 Notices. In order to be deemed effective, all documents to be delivered and all notices, approvals, authorizations, demands, requests, reports and/or consents to be given or obtained by any party to this Agreement shall be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, when actually delivered as aforesaid, except that such delivery shall be prior to 5:00 p.m., recipient’s time, on any Business Day and if a notice is not delivered on a Business Day or is delivered after 5:00 p.m., recipient’s time, such notice shall be deemed to have been received by such recipient at the commencement of such recipient’s first Business Day next following the time of delivery, (ii) if sent by overnight mail or international courier, when actually delivered as aforesaid, except that such delivery shall be prior to 5:00 p.m., recipient’s time, on any Business Day and if a notice is not delivered on a Business Day or is delivered after 5:00 p.m., recipient’s time, such notice shall be deemed to have been received by such recipient at the commencement of such recipient’s first Business Day next following the time of delivery, (iii) if sent by email or facsimile transmission, prior to 5:00 p.m., recipient’s time, on any Business Day and if a notice is not transmitted on a Business Day or is transmitted after 5:00 p.m., recipient’s time, such notice shall be deemed to have been received by such recipient at the commencement of such recipient’s first Business Day next following transmission of such notice, provided that confirmatory notice is sent promptly thereafter by first-class mail, postage prepaid, and (iv) if delivered by hand, on the date of receipt, at the address set forth below:

To the Manager:

Energy Infrastructure Alliance of America, L.L.C.

1900 North Akard Street

Dallas, Texas 75201

E-mail: jklopf@hunttransmission.com

Facsimile: (214) 855-6965

Attention: Jeffrey A. Klopf

To the Company:

Electric Infrastructure Alliance of America, L.L.C.

1900 North Akard Street

Dallas, Texas 75201

E-mail: kbaker@huntoil.com

Facsimile: (214) 855-6965

Attention: W. Kirk Baker

To the Operating Partnership:

Electric Infrastructure Alliance of America, L.P.

1900 North Akard Street

Dallas, Texas 75201

E-mail: jklopf@hunttransmission.com

Facsimile: (214) 855-6965

Attention: Jeffrey A. Klopf

8.3 Entire Agreement. This Agreement contains the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior written or oral understandings or agreements among them with respect thereto. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

8.4 Binding; Assignment. This Agreement shall be binding on the parties hereto and any successor or permitted assign of such party. No assignment by any Licensee shall be effective for any purpose without the written consent and approval of the Manager. Upon any such transfer, such Licensee shall not be released from any liabilities arising hereunder from and after the effective date of such transfer.

8.5 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and (i) none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of any party thereto and (ii) no provisions of this Agreement shall be deemed to confer upon any other Person any remedy, claim, liability, reimbursement, cause of action or other right.

8.6 No Presumption Against Drafter. Each of the parties hereto have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

8.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, however, if performance of any provision of this Agreement, at the time such performance shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. The parties hereto shall negotiate in good faith a replacement clause or provision as consistent with the ineffective clause or provision as is practicable under law.

8.8 Modification. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by all parties hereto, or their respective successors or assignees.

8.9 Waiver. Neither the failure nor any delay on the part of a party hereto to exercise any right, remedy, power or privilege or insist on strict performance under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

8.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

8.11 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.12 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR IN A UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND OF A UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.13 Licensees’ Retained Rights. The parties acknowledge and agree that the Licensed Intellectual Property is “intellectual property” as defined in Section 101(35A) of Chapter 11 of the United States Code, as the same may be amended from time to time (the “Code”), which is being licensed hereunder in a contemporaneous exchange for value. The parties further acknowledge and agree that if the Manager becomes a debtor or debtor in possession under any chapter of the Code, then if it elects to reject, or a trustee on behalf of it elects to reject, this Agreement or any agreement supplementary hereto, pursuant to Section 365 of the Code, or if this Agreement or any agreement supplementary hereto is deemed to be rejected pursuant to Section 365 of the Code for any reason, then this Agreement, and any agreement supplementary hereto, shall be governed by Section 365(n) of the Code and the Licensees will retain and may elect to fully exercise their rights under this Agreement in accordance with Section 365(n) of the Code. Upon written request from Licensees to the Manager (and, if applicable, the Manager’s trustee in bankruptcy) of Licensees’ election to proceed under Section 365(n) of the Code, the Manager (or, if applicable, the Manager’s trustee in bankruptcy) shall comply in all respects with Section 365(n) of the Code, including, without limitation, providing Licensees with the Licensed Intellectual Property and not interfering with the rights of Licensees as provided in this Agreement to obtain access to the Licensed Intellectual Property from the Manager, the bankruptcy trustee or any third-party agent.

8.14 Execution in Counterparts. This Agreement may be executed and delivered in one or more counterparts (including by means of facsimile or electronic mail transmission), each of which when so executed and delivered shall be deemed an original, none of which need contain the signatures of each of the parties hereto and all of which together shall constitute one and the same instrument binding on all the parties hereto. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, the Operating Partnership and the Manager have executed this Agreement as of the day and year first above written.

ELECTRIC INFRASTRUCTURE ALLIANCE OF AMERICA, L.L.C.

By:	/s/ W. Kirk Baker
Name:	W. Kirk Baker
Title:	Senior Vice President

ELECTRIC INFRASTRUCTURE ALLIANCE OF AMERICA, L.P.

By: Electric Infrastructure Alliance of America, L.L.C., its general partner

By:	/s/ W. Kirk Baker
Name:	W. Kirk Baker
Title:	Senior Vice President

ENERGY INFRASTRUCTURE ALLIANCE OF AMERICA, L.L.C.

By:	/s/ Jeffery A. Klopf
Name:	Jeffery A. Klopf
Title:	Vice president

[SIGNATURE PAGE TO EIAA LICENSE AGREEMENT]

SCHEDULE A

LICENSED INTELLECTUAL PROPERTY

The Licensed Intellectual Property consists of the methods, processes, techniques, know-how and other information and trade secrets of the Manager utilized for including electricity transmission and distribution systems and other electric utility assets in a REIT, such that the rental income from the leasing of such assets qualifies as “rent from real property” for a REIT under U.S. federal income tax purposes, and includes all associated plans and strategies, analytics, forecasts, financial and tax structures, legal structures, contract terms, management structures, systems, processes, algorithms, mathematical models, financial models, valuation models, information relating to modeling relationships, investment and structuring strategies and paradigms, methods of identifying and obtaining regulatory approvals and other regulatory knowledge, and governing organizational procedures, and any patent that may be issued to the Manager or one of its Affiliates with respect to claims therein that encompass any of the foregoing which are used or useful for establishing and/or maintaining a REIT as described above. For clarity, the Licensed Intellectual Property shall be understood to include such methods, processes, techniques, know-how and other information and trade secrets as were provided by the Manager to the Licensees in written (including electronic) form.

For purposes of this Agreement, the Licensed Intellectual Property shall not be deemed to include any software, databases, applications or other Intellectual Property Rights (or embodiments thereof) that are owned by and/or licensed from a third party, including as such items may be incorporated into or required for the use of the items set forth above on this Schedule A, including, without limitation: (i) Microsoft Windows and Microsoft Office Suite; (ii) Oracle software; and (iii) SAP software.

For clarity, the Licensed Intellectual Property shall not include any information furnished to the Manager or its Affiliates related to any such Affiliate’s investment in any Licensee to the extent such information is subject to an attorney-client or similar legal privilege.

A-1